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                                                                    EXHIBIT 21.1
                           SUBSIDIARIES OF THE COMPANY

         The following table sets forth all subsidiaries of Smith International, Inc., other than inactive and insignificant subsidiaries that, considered in the aggregate, would not constitute a significant subsidiary, indicating the percentage of issued and outstanding voting securities beneficially owned by it:

                                                                       % of Direct
                                    Where                              and Indirect
Name of Subsidiary                  Incorporated                        Ownership
------------------                  ------------                       ------------
Smith Internacional,
 S.A. de C.V.                       Mexico                                     100%
Omega II Insurance Ltd.             Bermuda                                    100%
S.I. Nederland B.V.                 Netherlands                                100%
Smith International
 Acquisition Corp.                  Delaware                                   100%
Smith International
 Australia (Pty) Ltd.               Australia                                  100%
Smith International
 Canada Ltd.                        Canada                                     100%
Smith International
 do Brasil Ltda.                    Brazil                                     100%
Smith International
 Deutschland GmbH                   Germany                                    100%
Smith International
 Gulf Services Ltd.*                U.A.E.                                      49%
Smith International
 France, S.A.R.L.                   France                                     100%
Smith International
 Italia, S.p.A.                     Italy                                      100%
Smith International
 (North Sea) Ltd.                   Scotland                                   100%
Smith Internacional
 de Venezuela, C.A.                 Venezuela                                  100%

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* Not consolidated; accounted for on the equity method of accounting.

Except as indicated, all of the above subsidiaries are included in the Company's consolidated financial statements.